The Ensign Group Reports Quarterly Earnings up 27%; Adjusted Earnings of $0.61 per Share; Issues 2013 Guidance

Conference Call and Webcast Scheduled for February 14, 2013 at 10:30 am PT

MISSION VIEJO, California - February 13, 2013 - The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, assisted and independent living, home health, hospice care and urgent care companies, today reported operating results for the fourth quarter and full year 2012.

Financial Highlights Include:

▪
Adjusted earnings per share climbed 27.1% to $0.61 per share for the quarter, and grew 8.5% to $2.54 per share for the year, despite the October 2011 Medicare cuts, and well within the increased annual guidance published by Management in August 2012;

▪	Same-store skilled revenue mix grew by 117 basis points to 53.9% of revenues in the quarter;

▪	Same-store occupancy grew by 20 basis points over the prior year quarter, and by 53 basis points over the prior year, to 82.7%;

▪	Adjusted consolidated EBITDAR was $35.0 million, an increase of 18.0% over the prior year quarter; and

▪	Consolidated revenues were up 8.8% to a record $824.7 million in the year, and up 9.6% to a record $211.1 million in the quarter.

Operating Results
“We are pleased to report that operating results exceeded annual earnings guidance, which was increased in August 2012, with adjusted earnings per share of $2.54 for the year,” said Ensign's President and Chief Executive Officer Christopher Christensen. He noted further that the adjusted earnings results were within the higher end of the range of Management's increased guidance, and a penny ahead of analyst consensus for the year.

Mr. Christensen added that Management is “likewise pleased to be issuing 2013 annual guidance, with projected revenues of $915 million to $931 million, and adjusted earnings of $2.79 to $2.88 per diluted share.” He also stated that, “As we have noted in the past, our business can be a bit lumpy from quarter to quarter, but we are pleased to have been able to project performance fairly accurately on an annual basis to date.”

Chief Financial Officer Suzanne Snapper reported that GAAP net income of $0.09 per diluted share was significantly impacted by a $15 million reserve taken by the company in the fourth quarter against the anticipated disposition of the Department of Justice civil investigation that has been ongoing since 2006. Commenting on the reserve, Mr. Christensen added, “We view this reserve and the move toward a possible settlement as a positive for Ensign, and hope that the outstanding operating results posted by our field leaders in the face of enormous obstacles this year will not be lost in the noise that can sometimes surround such discussions.”

Operating results for the year came in the midst of an unprecedented 11.1% reduction in Medicare rates to skilled nursing facilities, as well as a simultaneous change in therapy regulations that increased the cost of delivering physical and other types of therapy to skilled nursing patients, all of which went into effect in late 2011.

Adjusted net income was up 10.1% to $55.7 million for the year, and up 29.3% to $13.5 million for the quarter. Consolidated revenues for the year were up 8.8% to $824.7 million, and up 9.6% to $211.1 million for the quarter. Adjusted EBITDAR grew 18.0% to $35.0 million in the quarter, and up 9.3% to $141.8 million for the year.

Ms. Snapper also reported that Ensign's balance sheet remained strong, with its industry-low net-debt-to-EBITDAR ratio of 2.34x at year end. She further noted that the company continues to generate strong cash flow, with cash on hand on December 31 of $40.9 million, and net cash from operations of $82.1 million for the year.

Diluted GAAP earnings per share were $0.09 for the quarter, compared to $0.48 per share in the prior year quarter, and $1.85 for the year, compared to $2.21 in 2011. Ms. Snapper noted that, in addition to the reserve for the DOJ investigation, the quarter included a non-cash adjustment of $2.2 million for the impairment of the fair valuation of Doctors Express, Ensign's urgent care franchise system. “The initial value of Doctor's Express was based in part on the “fair valuation” of a non-controlling interest, which is based on an accounting analysis and not based on cash paid for the transaction,” she said.

Adjusted non-GAAP earnings for the quarter were $0.61 per diluted share, compared to $0.48 in the fourth quarter of 2011, an increase of 27.1%. Adjusted non-GAAP earnings for the year were $2.54 per diluted share, compared to $2.34 in 2011, an increase of 8.5%.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.

More complete information is contained in the Company's 10-K, which was filed with the SEC today and can be viewed on the Company's website at http://www.ensigngroup.net.

2013 Guidance Issued
Management issued 2013 annual guidance, projecting revenues of $915 million to $931 million, and adjusted net income of $2.79 to $2.88 per diluted share for the year. The guidance is based on diluted weighted average common shares outstanding of 22.5 million and assumes, among other things, no additional acquisitions or dispositions beyond those made to date, the anticipated effects of sequestration followed by an anticipated Medicare rate increase in October 1, 2013, an approximately 1.0% increase in Medicaid reimbursement rates net of expected provider tax increases, and that tax rates do not materially increase. It excludes acquisition-related costs and amortization costs related to intangible assets acquired. It also excludes expenses related to the DOJ investigation, which can vary widely from quarter to quarter depending on the DOJ's activities and the required response by the Company, and any costs associated with an eventual settlement or litigation thereof if the matter is not otherwise resolved.
DOJ Investigation Progress
Explaining the $15 million reserve taken in the quarter, General Counsel Beverly Wittekind said, “Over the past months and years, as we have previously indicated, management and the special committee have been interacting with government representatives to advance the matter toward resolution. While the interactions continue, progress to date has allowed the conversation between our representatives and the government to move toward active settlement discussions.” She further noted that the taking of the reserve is neither final nor a guarantee of a settlement, but rather represents an estimated liability related to the Company's efforts to achieve a global, company-wide, resolution of any claims, if a settlement can be achieved. She also added that the ultimate settlement amount, if any, could differ materially from what has been recorded, and that it is impossible to predict the outcome of the investigation, further settlement discussions, or any litigation that might yet follow, and she directed investors to the more complete discussions of the matter contained in the company's 2012 10-K, for additional disclosures.

Quarter Highlights
During the quarter, the company's Board of Directors declared a quarterly cash dividend of $0.065 per share of Ensign common stock, an increase from the prior quarterly cash dividend of $0.06 per share. Ensign has been a dividend-paying company since 2002.
Also during the quarter and since, the company acquired one long-term care facility, one home health business, two hospice businesses and a majority interest in an ancillary service provider, in five separate transactions. The operations were all purchased with cash, and include:

▪	In Texas, Richland Hills Care & Rehabilitation Center, a 92-bed skilled nursing facility located in Fort Worth;

▪	In Arizona, Emblem Healthcare, a well-regarded hospice agency located in the greater Phoenix market's burgeoning East Valley area;

▪	In California, Vesper Healthcare, a small but respected hospice agency located in the Pasadena market;

▪	In Washington, Symbol Healthcare, a home health agency located in the Tacoma market; and

▪	In a multi-state transaction, the company also acquired a majority interest in a small but well-regarded mobile ancillary services provider.

The acquisitions brought Ensign's growing portfolio to 108 facilities, seven home health and six hospice companies, and an ancillary service provider, all in 11 states. Of the 108 facilities, 86 are Ensign-owned, and 65 of those are owned free of mortgage debt, with Ensign affiliates holding purchase options on two of Ensign's 22 leased facilities. Management reaffirmed that Ensign is actively seeking additional opportunities to acquire both well-performing and struggling long-term care, seniors housing, home health and hospice operations across the United States.
Conference Call
A live webcast will be held on Thursday, February 14, 2013 at 10:30 a.m. Pacific Time (1:30 p.m. Eastern) to discuss Ensign's fourth quarter and fiscal 2012 financial results, and Management's 2013 guidance. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors section of the Ensign website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, March 8, 2013.
About Ensign™
The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, and other rehabilitative, healthcare and diagnostic services for both long-term residents and short-stay rehabilitation patients at 108 facilities, seven home health companies, six hospice companies, three urgent care locations and a mobile diagnostic business, all spread across California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska and Oregon. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management's current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company's business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company's periodic filings with the Securities and Exchange Commission, including its Form 10-K, which was filed today, for a more complete discussion of the risks and other factors that could affect Ensign's business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information
Robert East, Westwicke Partners LLC, (443) 213-0500, bob.east@westwickepartners.com, or Gregory Stapley, Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended December 31, 2012			Year Ended December 31, 2012
	As Reported	Non-GAAP Adj.	As Adjusted	As Reported	Non-GAAP Adj.	As Adjusted
Revenue	$211,101	(79)(9)	$211,022	$824,719	(79)(9)	$824,640
Expense:
Cost of services (exclusive of facility rent, general and administrative and depreciation and amortization expense shown separately below)	171,765	(3,077)(1)(2)(5)(9)	168,688	660,070	(6,641)(1)(2)(3)(5)(9)	653,429
Charge related to U.S. Government inquiry	15,000	(15,000)(4)	—	15,000	(15,000)(4)	—
Facility rent—cost of services	3,256	(272)(6)(9)	2,984	13,319	(860)(6)(9)	12,459
General and administrative expense	7,886	(503)(7)	7,383	31,819	(1,945)(7)	29,874
Depreciation and amortization	7,319	(50)(8)(9)	7,269	28,464	(501)(8)(9)	27,963
Total expenses	205,226	(18,902)	186,324	748,672	(24,947)	723,725
Income from operations	5,875	18,823	24,698	76,047	24,868	100,915
Other income (expense):
Interest expense	(3,098)		(3,098)	(12,229)		(12,229)
Interest income	83		83	255		255
Other expense, net	(3,015)		(3,015)	(11,974)		(11,974)
Income before provision for income taxes	2,860	18,823	21,683	64,073	24,868	88,941

Tax Effect on Non-GAAP Adjustments		7,134(10)			9,425(10)
Tax True-up for Effective Tax Rate		(110)(11)
Provision for income taxes	1,195	7,024	8,219	24,265	9,425	33,690
Net income	$1,665	11,799	$13,464	$39,808	15,443	$55,251
Less: net loss attributable to noncontrolling interests	(272)	226	(46)	(783)	354	(429)
Net income attributable to The Ensign Group, Inc.	$1,937	11,573	$13,510	$40,591	15,089	$55,680
Net income per share:
Basic	$0.09		$0.63	$1.89		$2.60
Diluted	$0.09		$0.61	$1.85		$2.54
Weighted average common shares outstanding:
Basic	21,605		21,605	21,429		21,429
Diluted	22,075		22,075	21,942		21,942

(1)	Represents acquisition-related costs of $20 and $250 for the three and twelve months ended December 31, 2012, respectively.

(2)	Represents costs of $152 and $591 for the three and twelve months ended December 31, 2012, respectively, incurred to recognize income tax credits which contributed to decrease in effective tax rate.

(3)	Represents the settlement of a class action lawsuit regarding minimum staffing requirements in the state of California of $2,596 during the period ended June 30, 2012.

(4)	Represents the Company's estimated liability related to our efforts to achieve a global, company-wide, resolution of any claims connected to the U.S. Department of Justice (DOJ) investigation.

(5)	Represents impairment charges of $2,225 recorded at our urgent care franchising operations, which we attribute to a decline in the estimated fair value of redeemable noncontrolling interests.

(6)	Represents straight-line rent amortization for a facility which the Company has begun construction activities, but has not commenced operations of a skilled nursing facility as of December 31, 2012.

(7)
Represents legal costs incurred in connection with the ongoing investigation into the billing and reimbursement processes of some of our subsidiaries being conducted by the Department of Justice (DOJ).

(8)
Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(9)	Represents revenues and expenses incurred at newly opened urgent care centers.

(10)	Represents the tax impact of non-GAAP adjustments noted in (1) – (9) at our current year effective tax rate of 37.9%.

(11)	Represents an adjustment to the provision for income taxes to our current year effective tax rate of 37.9%

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended December 31, 2011			Year Ended December 31, 2011
	As Reported	Non-GAAP Adj.	As Adjusted	As Reported	Non-GAAP Adj.	As Adjusted
Revenue	$192,662		$192,662	$758,277		$758,277
Expense:
Cost of services (exclusive of facility rent, general and administrative and depreciation and amortization expense shown separately below)	156,287	(91)(1)	156,196	600,804	(452)(1)	600,352
Facility rent—cost of services	3,345		3,345	13,725		13,725
General and administrative expense	7,578	(780)(2)	6,798	29,766	(1,544)(2)	28,222
Depreciation and amortization	6,502	(213)(3)	6,289	23,286	(1,021)(3)	22,265
Total expenses	173,712	(1,084)	172,628	667,581	(3,017)	664,564
Income from operations	18,950	1,084	20,034	90,696	3,017	93,713
Other income (expense):
Interest expense	(2,989)		(2,989)	(13,778)	2,542(4)	(11,236)
Interest income	51		51	249		249
Other expense, net	(2,938)		(2,938)	(13,529)	2,542	(10,987)
Income before provision for income taxes	16,012	1,084	17,096	77,167	5,559	82,726

Tax impact of non-GAAP adjustments		422(6)			2,162(6)
Adjustments to reflect 38.9% tax rate		571(5)			526(5)
Provision for income taxes	5,657	993	6,650	29,492	2,688	32,180
Net income	$10,355	91	$10,446	$47,675	2,871	$50,546
Net income per share:
Basic	$0.49		$0.49	$2.27		$2.41
Diluted	$0.48		$0.48	$2.21		$2.34
Weighted average common shares outstanding:
Basic	21,109		21,109	20,967		20,967
Diluted	21,621		21,621	21,583		21,583

(1)	Represents acquisition-related costs expenses.

(2)
Represents legal costs incurred in connection with the ongoing investigation into the billing and reimbursement processes of some of our subsidiaries being conducted by the Department of Justice (DOJ).

(3)
Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(4)	Represents the loss on extinguishment and amortization of remaining deferred financing costs in connection with the Senior Credit Facility entered into by the Company on July 15, 2011.

(5)
In FY 2011 and 2010, the Company's effective tax rate was 38.3% and 39.3%, respectively. Therefore, this represents an adjustment to the provision for income taxes to normalize our current year annual rate to 38.9%.

(6)	Represents the tax impact of non-GAAP adjustments noted in (1) - (4) at a normalized rate of 38.9%

THE ENSIGN GROUP, INC.
RECONCILIATION OF NET INCOME TO EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR
(in thousands)
(Unaudited)
The table below reconciles net income to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(Dollars in thousands)
Consolidated Statements of Income Data:
Net income	$1,665	$10,355	$39,808	$47,675
Net loss attributable to noncontrolling interests	272	—	783	—
Interest expense, net	3,015	2,938	11,974	13,529
Provision for income taxes	1,195	5,657	24,265	29,492
Depreciation and amortization	7,319	6,502	28,464	23,286
EBITDA	$13,466	$25,452	$105,294	$113,982
Facility rent—cost of services	3,256	3,345	13,319	13,725
EBITDAR	$16,722	$28,797	$118,613	$127,707

EBITDA	$13,466	$25,452	$105,294	$113,982
Adjustments to EBITDA:
Charge related to the U.S. Government inquiry(a)	15,000	—	15,000	—
Legal costs(b)	503	780	1,945	1,544
Settlement of class action lawsuit(c)	—	—	2,596	—
Impairment of goodwill and other indefinite-lived intangibles(d)	2,225	—	2,225	—
Urgent care center losses(e)	374	—	546	—
Acquisition related costs(f)	20	91	250	452
Costs incurred to recognize income tax credits(g)	153	—	591	—
Rent related to non-core businees items above(h)	272	—	860	—
Adjusted EBITDA	$32,013	$26,323	$129,307	$115,978
Facility rent—cost of services	3,256	3,345	13,319	13,725
Less: rent related to non-core business items above(h)	(272)	—	(860)	—
Adjusted EBITDAR	$34,997	$29,668	$141,766	$129,703

(a) Estimated liability related to our efforts to achieve a global, company-wide, resolution of any claims connected to the U.S. Department of Justice (DOJ) investigation.
(b) Legal costs incurred in connection with the ongoing investigation into the billing and reimbursement processes of some our our subsidiaries being conducted by the DOJ.
(c) Settlement of a class action lawsuit regarding minimum staffing requirements in the state of California during the three months ended June 30, 2012.
(d) Impairment charges recorded at DRX, which we attribute to a decline in the estimated fair value of redeemable noncontrolling interest.
(e) Operating losses incurred at newly opened urgent care centers, which are not already excluded through the net loss attributable to noncontrolling interests.
(f) Costs incurred to acquire an operation which are not capitalizable.
(g) Costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate.
(h) Rent related to urgent care operations, not included in item (e) above and straight-line rent amortization at one facility, for which the Company has begun construction activities, but has not commenced operations of a skilled nursing facility.

THE ENSIGN GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$40,923	$29,584
Accounts receivable—less allowance for doubtful accounts of $13,811 and $12,782 at December 31, 2012 and 2011, respectively	94,187	86,311
Investments—current	5,195	—
Prepaid income taxes	3,787	5,882
Prepaid expenses and other current assets	8,636	7,667
Deferred tax asset—current	14,871	11,195
Total current assets	167,599	140,639
Property and equipment, net	447,877	403,862
Insurance subsidiary deposits and investments	17,315	16,752
Escrow deposits	4,635	175
Deferred tax asset	2,234	3,514
Restricted and other assets	8,643	10,418
Intangible assets, net	9,015	2,321
Goodwill	22,656	17,177
Other indefinite-lived intangibles	10,888	1,481
Total assets	$690,862	$596,339
Liabilities and equity
Current liabilities:
Accounts payable	$26,069	$21,169
Accrued charge related to U.S. Government inquiry	15,000	—
Accrued wages and related liabilities	35,847	41,958
Accrued self-insurance liabilities—current	16,034	12,369
Other accrued liabilities	21,210	18,577
Current maturities of long-term debt	7,187	6,314
Total current liabilities	121,347	100,387
Long-term debt—less current maturities	200,505	181,556
Accrued self-insurance liabilities—less current portion	34,849	31,904
Fair value of interest rate swap	2,866	2,143
Deferred rent and other long-term liabilities	3,411	2,864
Total equity	327,884	277,485
Total liabilities and equity	$690,862	$596,339

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our condensed consolidated statement of cash flows for the periods presented:

	Year Ended December 31,
	2012	2011	2010
	(In thousands)
Net cash provided by operating activities	$82,050	$72,687	$60,501
Net cash used in investing activities	(84,258)	(156,052)	(57,186)
Net cash provided by financing activities	13,547	40,861	29,918
Net increase (decrease) in cash and cash equivalents	11,339	(42,504)	33,233
Cash and cash equivalents at beginning of period	29,584	72,088	38,855
Cash and cash equivalents at end of period	$40,923	$29,584	$72,088

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
The following tables summarize our selected performance indicators, along with other statistics, for each of the dates or periods indicated:

	Three Months Ended December 31,
	2012	2011
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Revenue	$211,101	$192,662	$18,439	9.6%
Number of facilities at period end	108	102	6	5.9%
Actual patient days	872,634	833,617	39,017	4.7%
Occupancy percentage — Operational beds	78.3%	78.5%		(0.2)%
Skilled mix by nursing days	25.9%	24.7%		1.2%
Skilled mix by nursing revenue	49.7%	48.6%		1.1%

	Three Months Ended December 31,
	2012	2011
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Revenue	$141,726	$137,466	$4,260	3.1%
Number of facilities at period end	62	62	—	—%
Actual patient days	537,457	536,591	866	0.2%
Occupancy percentage — Operational beds	82.0%	81.8%		0.2%
Skilled mix by nursing days	29.3%	28.5%		0.8%
Skilled mix by nursing revenue	53.9%	52.7%		1.2%

	Three Months Ended December 31,
	2012	2011
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Revenue	$38,492	$34,079	$4,413	12.9%
Number of facilities at period end	20	20	—	—%
Actual patient days	169,032	159,119	9,913	6.2%
Occupancy percentage — Operational beds	76.1%	71.6%		4.5%
Skilled mix by nursing days	19.9%	16.9%		3.0%
Skilled mix by nursing revenue	40.8%	36.3%		4.5%

	Three Months Ended December 31,
	2012	2011
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Revenue	$30,883	$21,117	$9,766	NM
Number of facilities at period end	26	20	6	NM
Actual patient days	166,145	137,907	28,238	NM
Occupancy percentage — Operational beds	69.8%	74.6%		NM
Skilled mix by nursing days	17.8%	15.4%		NM
Skilled mix by nursing revenue	37.1%	35.3%		NM
______________________

(1)	Same Facility results represent all facilities purchased prior to January 1, 2009.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2009 to December 31, 2010.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2011.

	Year Ended December 31,
	2012	2011
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Revenue	$824,719	$758,277	$66,442	8.8%
Number of facilities at period end	108	102	6	5.9%
Actual patient days	3,452,598	3,124,724	327,874	10.5%
Occupancy percentage — Operational beds	79.0%	79.2%		(0.2)%
Skilled mix by nursing days	25.9%	25.5%		0.4%
Skilled mix by nursing revenue	50.0%	51.3%		(1.3)%

	Year Ended December 31,
	2012	2011
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Revenue	$563,719	$568,087	$(4,368)	(0.8)%
Number of facilities at period end	62	62	—	—%
Actual patient days	2,152,011	2,137,951	14,060	0.7%
Occupancy percentage — Operational beds	82.7%	82.2%		0.5%
Skilled mix by nursing days	29.5%	29.0%		0.5%
Skilled mix by nursing revenue	54.2%	55.4%		(1.2)%

	Year Ended December 31,
	2012	2011
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Revenue	$147,104	$138,521	$8,583	6.2%
Number of facilities at period end	20	20	—	—%
Actual patient days	662,290	640,396	21,894	3.4%
Occupancy percentage — Operational beds	75.0%	72.7%		2.3%
Skilled mix by nursing days	18.3%	16.3%		2.0%
Skilled mix by nursing revenue	39.0%	37.3%		1.7%

	Year Ended December 31,
	2012	2011
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Revenue	$113,896	$51,669	$62,227	NM
Number of facilities at period end	26	20	6	NM
Actual patient days	638,297	346,377	291,920	NM
Occupancy percentage — Operational beds	72.1%	74.9%		NM
Skilled mix by nursing days	17.5%	14.2%		NM
Skilled mix by nursing revenue	38.2%	34.0%		NM
______________________

(1)	Same Facility results represent all facilities purchased prior to January 1, 2009.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2009 to December 31, 2010.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2011.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR
The following table reflects the change in the skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total		%
	2012	2011	2012	2011	2012	2011	2012	2011	Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$576.38	$551.16	$486.70	$482.82	$472.44	$460.48	$547.86	$532.66	2.9%
Managed care	380.85	365.18	412.58	392.99	381.03	346.85	384.89	367.46	4.7%
Other skilled	554.79	571.56	574.08	622.42	610.62	—	558.50	656.84	(15.0)%
Total skilled revenue	496.80	486.43	470.74	465.96	462.95	444.50	489.90	485.03	1.0%
Medicaid	172.72	170.75	171.56	164.47	171.89	137.96	172.38	166.10	3.8%
Private and other payors	195.43	191.16	157.27	172.45	167.15	160.91	179.55	178.72	0.5%
Total skilled nursing revenue	$269.80	$262.56	$229.00	$216.32	$222.40	$193.32	$255.72	$246.44	3.8%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total		%
	2012	2011	2012	2011	2012	2011	2012	2011	Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$564.94	$618.22	$485.07	$522.28	$471.49	$464.57	$541.63	$595.30	(9.0)%
Managed care	377.94	367.74	408.23	415.82	400.94	408.28	382.13	372.41	2.6%
Other skilled	521.11	542.93	571.97	554.10	610.62	—	528.00	564.60	(6.5)%
Total skilled revenue	492.71	519.82	470.08	497.87	461.19	458.06	486.98	515.90	(5.6)%
Medicaid	170.76	168.36	164.91	161.43	154.04	138.48	167.78	165.11	1.6%
Private and other payors	196.64	188.21	167.34	173.40	165.64	158.35	181.52	179.42	1.2%
Total skilled nursing revenue	$268.24	$272.35	$221.20	$218.01	$211.56	$191.02	$252.18	$256.34	(1.6)%

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three months ended December 31, 2012 and 2011:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2012	2011	2012	2011	2012	2011	2012	2011
Percentage of Skilled Nursing Revenue:
Medicare	33.1%	33.9%	25.6%	25.9%	33.7%	31.4%	31.9%	32.4%
Managed care	16.5	14.1	11.1	8.1	3.3	3.9	14.0	12.3
Other skilled	4.3	4.7	4.1	2.3	0.1	—	3.8	3.9
Skilled mix	53.9	52.7	40.8	36.3	37.1	35.3	49.7	48.6
Private and other payors	7.2	7.1	9.4	10.4	22.2	30.0	9.3	9.5
Quality mix	61.1	59.8	50.2	46.7	59.3	65.3	59.0	58.1
Medicaid	38.9	40.2	49.8	53.3	40.7	34.7	41.0	41.9
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2012	2011	2012	2011	2012	2011	2012	2011
Percentage of Skilled Nursing Days:
Medicare	15.5%	16.2%	12.0%	11.6%	15.8%	13.2%	14.9%	15.0%
Managed care	11.7	10.1	6.2	4.4	1.9	2.2	9.3	8.2
Other skilled	2.1	2.2	1.7	0.9	0.1	—	1.7	1.5
Skilled mix	29.3	28.5	19.9	16.9	17.8	15.4	25.9	24.7
Private and other payors	9.9	9.7	13.6	13.0	29.6	36.0	13.3	13.2
Quality mix	39.2	38.2	33.5	29.9	47.4	51.4	39.2	37.9
Medicaid	60.8	61.8	66.5	70.1	52.6	48.6	60.8	62.1
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the years ended December 31, 2012 and 2011:

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2012	2011	2012	2011	2012	2011	2012	2011
Percentage of Skilled Nursing Revenue:
Medicare	34.4%	37.1%	26.3%	28.3%	33.3%	30.5%	32.9%	35.3%
Managed care	15.6	14.7	9.4	7.5	4.9	3.5	13.4	12.9
Other skilled	4.2	3.6	3.3	1.5	—	—	3.7	3.1
Skilled mix	54.2	55.4	39.0	37.3	38.2	34.0	50.0	51.3
Private and other payors	7.1	7.1	10.3	10.6	24.9	30.3	9.5	8.8
Quality mix	61.3	62.5	49.3	47.9	63.1	64.3	59.5	60.1
Medicaid	38.7	37.5	50.7	52.1	36.9	35.7	40.5	39.9
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2012	2011	2012	2011	2012	2011	2012	2011
Percentage of Skilled Nursing Days:
Medicare	16.3%	16.3%	12.0%	11.8%	14.9%	12.5%	15.3%	15.2%
Managed care	11.2	10.9	5.1	3.9	2.6	1.7	9.0	8.9
Other skilled	2.0	1.8	1.2	0.6	—	—	1.6	1.4
Skilled mix	29.5	29.0	18.3	16.3	17.5	14.2	25.9	25.5
Private and other payors	9.7	10.3	13.6	13.4	31.9	36.6	13.2	12.6
Quality mix	39.2	39.3	31.9	29.7	49.4	50.8	39.1	38.1
Medicaid	60.8	60.7	68.1	70.3	50.6	49.2	60.9	61.9
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE
The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended December 31,						Year Ended December 31,
	2012		2011		2010		2012		2011		2010
	$	%	$	%	$	%	$	%	$	%	$	%
	(Dollars in thousands)
Revenue:
Medicaid	$78,113	37.0%	$73,463	38.1%	$66,878	38.7%	$302,046	36.6%	$277,736	36.6%	$259,711	40.0%
Medicare	68,863	32.6	64,386	33.4	61,194	35.4	278,578	33.8	272,283	35.9	219,217	33.7
Medicaid—skilled	6,828	3.3	6,560	3.4	4,111	2.4	25,418	3.1	20,290	2.7	17,573	2.7
Total	153,804	72.9	144,409	74.9	132,183	76.5%	606,042	73.5	570,309	75.2	496,501	76.4%
Managed Care	28,530	13.5	22,328	11.6	22,265	12.9	106,268	12.9	94,266	12.4	84,364	13.0
Private and Other	28,767	13.6	25,925	13.5	18,309	10.6	112,409	13.6	93,702	12.4	68,667	10.6
Total revenue	$211,101	100.0%	$192,662	100.0%	$172,757	100%	$824,719	100.0%	$758,277	100.0%	$649,532	100%

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income, adjusted for net losses attributable to noncontrolling interest, before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, and (d) facility rent-cost of services. The Company believes that the presentation of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides important supplemental information to management and investors to evaluate the Company's operating performance. The Company believes disclosure of adjusted non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature and are variable in nature, or do not represent current cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the Company's Annual Report on Form 10-K filed today with the SEC. The Form 10-K is available on the SEC's website at www.sec.gov or under the “Financial Information” link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.